Exhibit (h)(26)
Amendment to Participation Agreement
Variable Insurance Products Funds, Variable Insurance Products Fund II, Variable Insurance
Product Fund III, Variable Insurance Product Fund IV and Variable Insurance Product Fund V
Fidelity Distributors Corporation
Farmers New World Life Insurance Company
Amendment No. 2
     This Amendment No. 2 to the Participation Agreement dated April 1, 2001, as amended by the Amendment and Assignment of the Participation Agreement dated May 29, 2007 (collectively, the “Agreement”), by and between Variable Insurance Products Funds, Variable Insurance Products Fund II, Variable Insurance Product Fund III, Variable Insurance Product Fund IV and Variable Insurance Product Fund V, (collectively the “Funds”), Fidelity Distributors Corporation (the “Underwriter”), and Farmers New World Life Insurance Company (the “Company”), is effective as of May 31, 2008.
     WHEREAS, the Company, the Funds and the Underwriter have entered into the Agreement whereby the Funds would serve as an investment vehicle for a certain separate accounts(s) of the Company and the Underwriter would sell shares of certain series and/or classes (“Portfolios”) to such separate account(s); and
     WHEREAS, the Company will issue a new variable life insurance product, Farmers EssentialLife Universal Life, effective September 1, 2008, and desires to utilize shares of one or more Portfolios as an investment vehicle for Farmers EssentialLife Universal Life insurance contracts funded by the separate account(s).
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:
1.	The portfolios to be made available to the Company as the sponsor of the separate accounts shall be amended as listed in Exhibit A, attached hereto and incorporated herein by reference, which identifies the separate accounts and provides the names of the Portfolios as well as the associated policy contract(s).
2.	All other provisions of the Agreement not expressly modified by this Amendment No. 2 shall remain in full force and effect. Any conflict between the terms and conditions provided in this Amendment No. 2 and the terms and conditions of the Agreement shall be controlled by the terms and conditions of this Amendment No. 2.
3.	This Amendment No. 2 may be executed simultaneously in multiple counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has caused it duly authorized officers to execute this Amendment No. 2.

The Funds	Variable Insurance Products Funds, Variable Insurance Products Fund II, Variable Insurance Product Fund III, Variable Insurance Product Fund IV and Variable Insurance Product Fund V

	By:	/s/ Craig W. Huntley

Name: Craig W. Huntley
Title: EVP

The Underwriter	Fidelity Distributors Corporation

	By:	/s/ Craig W. Huntley

Name: Craig W. Huntley
Title: EVP

The Company	Farmers New World Life Insurance Company

	By:	/s/ Michael Keller

Name: Michael Keller
Title: Senior Vice President

EXHIBIT A
Amendment to Exhibit A of the Fidelity Variable Insurance Products (“VIP”) Funds
Participation Agreement
Name of Separate Account and Date Established by FNWL Board of Directors

Farmers Annuity Separate Account A — 4-6-99	811-09547
Farmers Variable Life Separate Account A — 4-6-99	811-09507
Portfolios to be made available to FNWL as sponsor of the Separate Accounts and the Contracts associated with the Portfolio:
Variable Insurance Products Funds, Variable Insurance Products Fund II, Variable Insurance Product Fund III, Variable Insurance Product Fund IV and Variable Insurance Product Fund V

Fidelity Variable Insurance Products Funds

Fidelity VIP Growth Portfolio	Service Class

Accumulator VUL
Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity
Farmers Variable Universal Life

Fidelity VIP Index 500 Portfolio	Service Class

Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity
Farmers Variable Universal Life

Fidelity VIP Mid-Cap Portfolio	Service Class

Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity
Farmers Variable Universal Life

Fidelity VIP Freedom Funds

Fidelity VIP Freedom 2005 Portfolio	Service Class 2

Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity

Fidelity VIP Freedom 2010 Portfolio	Service Class 2

Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity

Fidelity VIP Freedom 2015 Portfolio	Service Class 2

Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity

Fidelity VIP Freedom 2020 Portfolio	Service Class 2

Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity

Fidelity VIP Freedom 2025 Portfolio	Service Class 2

Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity

Fidelity VIP Freedom 2030 Portfolio	Service Class 2

Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity

Fidelity VIP Freedom Income Portfolio	Service Class 2

Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity

Fidelity VIP Funds Manager Portfolios

Fidelity VIP FundsManager 20% Portfolio	Service Class 2
Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity

Fidelity VIP FundsManager 50% Portfolio	Service Class 2

Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity

Fidelity VIP FundsManager 70% Portfolio	Service Class 2

Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity

Fidelity VIP FundsManager 85% Portfolio	Service Class 2

Farmers EssentialLife Variable Universal Life
Farmers Variable Annuity